SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☑

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

The Walt Disney Company

(Name of Registrant as Specified in Its Charter)

Trian Fund Management, L.P.

Trian Fund Management GP, LLC

Nelson Peltz

Peter W. May

Matthew Peltz

Josh Frank

James A. Rasulo

Trian Partners, L.P.

Trian Partners Parallel Fund I, L.P.

Trian Partners Master Fund, L.P.

Trian Partners Co-Investment Opportunities Fund, Ltd.

Trian Partners Fund (Sub)-G, L.P.

Trian Partners Strategic Investment Fund-N, L.P.

Trian Partners Strategic Fund-G II, L.P.

Trian Partners Strategic Fund-K, L.P.

Isaac Perlmutter

The Laura & Isaac Perlmutter Foundation Inc.

Object Trading Corp.

Isaac Perlmutter T.A.

Zib Inc.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

On March 21, 2024, Trian Fund Management, L.P. (“Trian”), in connection with its solicitation of proxies for the 2024 annual meeting of shareholders of The Walt Disney Company (the “Company”), issued the press release related to the Company and filed herewith as Exhibit 1 (the “Press Release”). From time to time, Trian may publish the Press Release to its website, www.RestoretheMagic.com, or to its X (formerly known as Twitter), LinkedIn, Facebook, Instagram, Reddit and YouTube pages or various other social media channels, or otherwise disseminate to shareholders of the Company, the Press Release or portions thereof.

Exhibit 1

LEADING PROXY ADVISORY FIRM ISS RECOMMENDS DISNEY SHAREHOLDERS VOTE “FOR” NELSON PELTZ AT DISNEY’S ANNUAL MEETING

ISS Cites Disney’s Operating and Stock Underperformance, Succession Failures and the Board’s Need to Improve its Effectiveness

Endorses Nelson Peltz as “Best Positioned” to Provide the Catalyst the Disney Board Needs

Recommends Shareholders “WITHHOLD” on Lagomasino, Noting Multi-Year Concerns Surrounding Her Role on Compensation Committee and Says She “Bears More Accountability than Most for the Failed Succession Process”

NEW YORK, March 21, 2024 – The Trian Group,1 which beneficially owns over $3.5 billion of common stock in The Walt Disney Company (NYSE: DIS), today announced that Institutional Shareholder Services Inc. (“ISS”), the largest and most influential proxy advisory firm, recommends that Disney shareholders vote “FOR” Nelson Peltz and “WITHHOLD” on Maria Elena Lagomasino on Trian’s BLUE proxy card in connection with Disney’s annual meeting on April 3, 2024.

ISS recognizes that Disney has a record of “multi-year underperformance” and emphasizes the need for change on the Disney Board. ISS also states that Nelson Peltz, with his “considerable experience on other boards and fiduciary duties owed to a large shareholding group, appears best positioned to bring a shareholder perspective to the Board.”

ISS notes that Mr. Rasulo’s “knowledge of [Disney’s] operations… still appears to serve as a solid basis for understanding the company's current situation.”

In addition to Disney’s significant operational deterioration and stock underperformance, ISS noted Disney has failed to adequately address succession and that the Board would benefit from a shareholder representative to hold management to account and to “provide the catalyst that this board apparently needs to improve its effectiveness.”

ISS also recommends that shareholders “WITHHOLD” on Maria Elena Lagomasino, stating that she “bears more accountability than most for the failed succession process prior to Iger's decision to step down in 2020,” and stating that “multi-year concerns surrounding Lagomasino's role as a compensation committee member strengthen the case that Peltz's addition, on balance, would appear a net positive.”

In making its recommendation, ISS also noted the following:

Performance

•	“[Disney] has significantly underperformed the S&P 500 over the one-, three-, and five-year periods through Oct. 6, 2023, the last trading day before The Wall Street Journal reported that Trian was preparing to run a proxy fight at the 2024 AGM.”

•	“Operational performance over the past five years shows deterioration in margins, free cash flow, and return metrics, as well as increased leverage.”

•	Issues as identified by ISS include “that financially the Fox acquisition was value destructive, that the secular decline in linear networks is an ongoing challenge that needs to be addressed, that the costs within DTC got out of control, that the studio business has underperformed relative to the decade prior to the pandemic, that Parks and Experiences has been a bright spot in earnings and requires ongoing investments to maintain its strength, and the challenge of transitioning ESPN to DTC to address secular decline in linear networks.”

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Case for Change

•	“[I]ncremental change is needed at the company due to multi-year underperformance of the company's peers and chosen benchmark, operational challenges, and most critically, a repeated failure on the part of the board to oversee the cultivation of a successor to Iger.”

•	“The importance of executing a successful succession plan, particularly for a company of this complexity, and the board's prior failure to properly oversee this process, suggests that some level of change at the board level is warranted.”

Board Oversight Failures

•	“[T]he key decision points that led to the company's challenges over the past five years, not to mention multiple activist campaigns, can be traced to the board.”

•	“Chapek seems to have taken enough wrong turns during his tenure (at least by the board's own assessment) that a more engaged board should arguably have recognized these issues sooner.”

•	“[T]he events leading up to the CEO transition in 2020 and the strategic missteps taken over the past several years appear to indicate that the board is not functioning in the most optimal way.”

•	“[T]he sudden firing of Chapek less than five months after extending his contract and the circumstances surrounding the announcement of Chapek's departure and Iger's return appear to indicate that the board was caught by surprise about the state of affairs at the company.”

Succession Planning Failures

•	“What remains missing is tangible progress towards succession to give investors sufficient confidence that the company will not run aground after Iger departs, and in doing so, avoid future mutinies.”
•	“By definition, the decision to ask a former CEO (especially one who indicated it was time for him to retire) to return to the company to replace a successor whom the board did not adequately vet is evidence of a critically flawed succession process. In [Disney’s] case, shareholders paid a steep price.”

•	“[T]he board fell short on two key matters: cultivating a successor to Iger, and preventing Chapek from veering off course after he was appointed.”
•	“[T]here are lingering questions about the board's ability to properly oversee the next CEO transition, whether it happens in 2026 or in later years, and the significant strategic changes the company is undertaking, particularly given the ongoing challenging industry environment.”

•	“The heir apparent to a CEO role at an iconic consumer-facing American company necessarily faces intense investor, board, and media scrutiny. That the board has not seen fit to put anyone in this position since the departure of Staggs in the first half of 2016 represents as close to a single-issue indictment of a board's performance that one could imagine.”

Trian and its Nominees

•	“Trian represents significant share ownership and has presented a detailed case for change and a clear set of goals for the board to consider.”
•	“[A] shareholder representative who is well versed in the imperative to hold management to account would be well positioned to provide the catalyst that this board apparently needs to improve its effectiveness.”

•	“[Nelson] Peltz, as a significant shareholder, could be additive to the succession process, providing assurance to other investors that the board is properly engaged this time around. He could also help evaluate future capital allocation decisions.”
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•	“[Mr. Rasulo] came across as levelheaded and demonstrated no sign of resentment or ill will towards Iger.”

•	“[We do] not have any concerns about [Mr. Rasulo’s] ability to serve as an objective director.”

Maria Elena Lagomasino and Michael B.G. Froman

•	“Neither director targeted by Trian possesses a skill set that is not possessed by a board member, or that could be provided by a specialized consultant were a short-term need to arise.”

•	“As the longest-serving independent member of the board, [Maria Elena] Lagomasino bears more responsibility than any other serving nominee for the failure of the Staggs/Rasulo ‘bakeoff,’ the failure to cultivate a readily apparent successor to Iger following Staggs' departure, and again following Iger's re-entry.”

•	“During her time on the board, [Maria Elena] Lagomasino has chosen to support four extensions of Iger's tenure as CEO, yet along with her shorter-tenured independent fellow directors, has not yet named a CEO successor.”

•	“As a member of the compensation committee since joining the company [in 2015] (and as chair of the committee since 2019), [Maria Elena] Lagomasino oversaw consecutive years of problematic compensation decisions, resulting in significant shareholder opposition, which the committee failed to promptly address.”

To ensure the election of Nelson Peltz and Jay Rasulo, it is essential that shareholders vote “FOR” Nelson Peltz and Jay Rasulo, and “WITHHOLD” on Michael B.G. Froman, Maria Elena Lagomasino, and all three Blackwells Nominees. As Disney’s annual meeting is less than two weeks away, it is important that shareholders vote TODAY. Every vote is important. Shareholders must submit their vote no later than April 2, 2024, at 11:59pm ET.

For more information, including voting instructions, visit our website: www.RestoreTheMagic.com.

About Trian Fund Management, L.P.

Founded in 2005, Trian Fund Management, L.P. (“Trian”) is a multi-billion dollar investment management firm. Trian is a highly engaged shareowner that combines concentrated public equity ownership with operational expertise. Leveraging the 40+ years’ operating experience of our Founding Partners, Nelson Peltz and Peter May, Trian seeks to invest in high quality but undervalued and underperforming public companies and to work collaboratively with management teams and boards to help companies execute operational and strategic initiatives designed to drive long-term sustainable earnings growth for the benefit of all stakeholders.

Media Contacts:

Anne A. Tarbell

(212) 451-3030

atarbell@trianpartners.com

Paul Caminiti / Pamela Greene / Jacqueline Zuhse

Reevemark

(212) 433-4600

Trian@reevemark.com

Investor Contacts:

Matthew Peltz

(212) 451-3060

mpeltz@trianpartners.com

Ryan Bunch

(212) 451-3176

rbunch@trianpartners.com

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Bruce Goldfarb / Pat McHugh

Okapi Partners LLC

(212) 297-0720

(877) 629-6357

info@okapipartners.com

Edward McCarthy / Richard Grubaugh / Thomas Germinario

D.F. King & Co., Inc.

(212) 229-2634

Disney@dfking.com

Disclaimer

Except as otherwise set forth in this press release, the views expressed in this press release reflect the opinions of Trian Fund Management, L.P. and its affiliates (“Trian”), and are based on publicly available information with respect to The Walt Disney Company (“Disney” or the “Company”). Trian recognizes that there may be confidential information in the possession of the Company that could lead it or others to disagree with Trian’s conclusions. Trian reserves the right to change any of its opinions expressed herein at any time as it deems appropriate and disclaims any obligation to notify the market or any other party of any such change, except as required by law. Trian disclaims any obligation to update the information or opinions contained in this press release, except as required by law. For the avoidance of doubt, this press release is not affiliated with or endorsed by Disney.

This press release is provided merely as information and is not intended to be, nor should it be construed as, an offer to sell or a solicitation of an offer to buy any security nor as a recommendation to purchase or sell any security. Funds, investment vehicles, and accounts managed by Trian currently beneficially own shares of the Company. These funds, investment vehicles, and accounts are in the business of trading – buying and selling – securities and intend to continue trading in the securities of the Company. You should assume such funds may from time to time sell all or a portion of their holdings of the Company in open market transactions or otherwise, buy additional shares (in open market or privately negotiated transactions or otherwise), or trade in options, puts, calls, swaps or other derivative instruments relating to such shares.

Some of the materials in this press release contain forward-looking statements. All statements contained herein that are not clearly historical in nature or that necessarily depend on future events are forward-looking, and the words “anticipate,” “believe,” “expect,” “potential,” “could,” “opportunity,” “estimate,” “plan,” “once again,” “achieve,” and similar expressions are generally intended to identify forward-looking statements. The projected results and statements contained herein that are not historical facts are based on current expectations, speak only as of the date of these materials and involve risks, uncertainties and other factors that may cause actual results, performances or achievements to be materially different from any future results, performances or achievements expressed or implied by such projected results and statements. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of Trian.

The estimates, projections and potential impact of the opportunities identified by Trian herein are based on assumptions that Trian believes to be reasonable as of the date of this press release, but there can be no assurance or guarantee (i) that any of the proposed actions set forth in this press release will be completed, (ii) that the actual results or performance of the Company will not differ, and such differences may be material, or (iii) that any of the assumptions provided in this press release are accurate.

Trian has neither sought nor obtained the consent from any third party to use any statements or information contained herein that have been obtained or derived from statements made or published by such third parties, nor has it paid for any such statements. Any such statements or information should not be viewed as indicating the support of such third parties for the views expressed herein. Trian does not endorse third-party estimates or research which are used herein solely for illustrative purposes.

Important Information

Trian Fund Management, L.P., together with Nelson Peltz, Peter W. May, Josh Frank, Matthew Peltz, Isaac Perlmutter, James A. Rasulo, Trian Fund Management GP, LLC, Trian Partners, L.P., Trian Partners Parallel Fund I, L.P., Trian Partners Master Fund, L.P., Trian Partners Co-Investment Opportunities Fund, Ltd., Trian Partners Fund (Sub)-G, L.P., Trian Partners Strategic Investment Fund-N, L.P., Trian Partners Strategic Fund-G II, L.P., Trian Partners Strategic Fund-K, L.P., The Laura & Isaac Perlmutter Foundation Inc., Object Trading Corp., Isaac Perlmutter T.A., and Zib Inc. (collectively, the “Participants”) filed a definitive proxy statement and accompanying form of blue proxy card (as supplemented and amended on February 12, 2024, the “Definitive Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) on February 1, 2024 to be used in connection with the 2024 annual meeting of shareholders of the Company.

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THE PARTICIPANTS STRONGLY ADVISE ALL SHAREHOLDERS OF THE COMPANY TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER PROXY MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS ARE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV AND TRIAN’S WEBSITE, HTTPS://RESTORETHEMAGIC.COM. THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD WILL BE FURNISHED TO SOME OR ALL OF THE COMPANY’S SHAREHOLDERS. SHAREHOLDERS MAY ALSO DIRECT A REQUEST TO EITHER OF TRIAN’S PROXY SOLICITORS, OKAPI PARTNERS LLC, 1212 AVENUE OF THE AMERICAS, NEW YORK, NY 10036 (SHAREHOLDERS CAN E-MAIL INFO@OKAPIPARTNERS.COM OR CALL TOLL-FREE: (877) 629-6357), OR D.F. KING & CO., INC., 48 WALL STREET, NEW YORK, NY 10005 (SHAREHOLDERS CAN E-MAIL DISNEY@DFKING.COM OR CALL TOLL-FREE: (800) 207-3158).

Information about the Participants and a description of their direct or indirect interests by security holdings or otherwise can be found in the Definitive Proxy Statement.

1 Please refer to the definitive proxy statement, filed with the United States Securities and Exchange Commission by Trian Fund Management L.P. and certain of its affiliates and other persons (the “Definitive Proxy Statement”) for information regarding the members of the “Trian Group.” Nelson Peltz beneficially owns Disney shares worth approximately $3.5 billion and Jay Rasulo owns Disney shares worth approximately $800,000, in each case as further detailed in the Definitive Proxy Statement. Note that ownership position values are based on Disney’s share price at the close of business on March 20, 2024.

Trian has neither sought nor obtained consent from any third party to use previously published information in this press release, including any quotes used in this press release.

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